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                                                                 Exhibit 10.27.3

                       LEASE MODIFICATION AGREEMENT # 2

     This Lease Modification Agreement # 2 ("Agreement") dated this 11th day of October, 1999, is by and between 290 Woodcliff Drive Company, a general partnership organized and existing pursuant to the laws of the State of New York with a principal office at c/o The Widewaters Group, Inc., P.O. Box 3, 5786 Widewaters Parkway, Dewitt, New York 13214-0003 ("Landlord"), and PaeTec Communications, Inc., a corporation with a principal office at 290 Woodcliff Drive, Fairport, New York 14450 ("Tenant").

                                WITNESSETH THAT:

     WHEREAS, Landlord and Tenant entered into a Standard Office Space Lease dated as of July 10, 1998, modified by Lease Modification Agreement #1 dated September 30, 1998 (collectively, the "Lease") relating to 19,130 leasable square feet of office space in the Woodcliff III Office Building, located at 290 Woodcliff Drive, Fairport, New York;

     WHEREAS, the Lease shall expire on December 31, 1999;

     WHEREAS, Landlord and Tenant have agreed to extend the term of the Lease for an additional twelve (12) months; and

     WHEREAS, as part of such extension of the term, Landlord and Tenant agree to modify and amend the Lease in order to reflect the same and to reflect certain other modifications as set forth herein.

     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Lease.

2. The term of the Lease is hereby extended for a period of twelve (12) months commencing January 1, 2000, and expiring December 31, 2000 (said twelve-month period is hereinafter referred to as the "Extension Term"). The Extension Term shall be upon all the same terms and conditions as are contained in the Lease, except that the Fixed Monthly Rent shall be Twenty-two and 50/100 Dollars ($22.50) per leasable square foot of premises [i.e. Thirty-five Thousand Eight Hundred Sixty-eight and 75/000 Dollars ($35,868.75)], payable in advance and in accordance with Section 3.01 of the Lease.

3. Landlord shall have the right to recapture all, or a portion, of the Premises (the "Recaptured Premises") by giving Tenant thirty (30) days prior written notice at any time after September 1, 2000 ("Right To Recapture"). If Landlord exercises its Right To Recapture, Tenant's rights to the Recaptured Premises under the Lease shall be cancelled and terminated effective as of the later of (i) the date set forth in Landlord's notice as the termination date, or (ii) thirty days after Tenant's receipt of the notice. If Landlord recaptures less than the entire Premises (a) the Fixed Monthly Rent shall be prorated on the basis of the number of leaseable square feet retained by Tenant in proportion to the number of leaseable square feet contained in the Premises before Landlord's exercise of its Right To Recapture, and (b) the Lease shall continue thereafter in full force and effect with respect to the portion of the Premises retained by Tenant, and (c) the parties shall execute an amendment of the Lease to provide for the reduction in square footage and Fixed Monthly Rent.

4. This Agreement may be executed in one or more counterparts, any one or all of which constitute one document.

5. Tenant hereby certifies to Landlord that as of the date hereof: (i) the Lease is in full force and effect; (ii) there currently exist no default by Landlord under the Lease, nor any condition which with the giving of notice or the passage of time, or both, would constitute a default under the Lease on the part of Landlord; (iii) Tenant has no existing set-offs, counterclaims or defenses against Landlord under the Lease; and (iv) the Lease as modified hereby contains the entire agreement between the parties hereto with respect to the Premises, the Lease and the Building.

6. Tenant represents and warrants that it has taken all necessary corporate, partnership or other action necessary to execute and deliver this Agreement, and that this Agreement constitutes the legally binding obligation of Tenant enforceable in accordance with its terms. Tenant further represents and warrants that it has full and complete authority to enter into and execute this

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     Agreement and acknowledges that Landlord is relying upon Tenant's representation of its authority to execute this Agreement and Tenant shall save and hold Landlord harmless from any claims, or damages including reasonable attorneys' fees arising from Tenant's misrepresentation of its authority to enter into and execute this Agreement.

7. The effective date of this Agreement for all purposes shall be upon its full execution and it shall not be binding unless and until executed on behalf of both parties hereof.

8. As of the effective date, this Agreement shall be attached to and automatically be deemed a part of the Lease. Except as herein modified and amended, all other terms and conditions of the Lease are hereby ratified and shall continue in full force and effect.


IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Modification Agreement #2.

                                       LANDLORD:
                                       290 Woodcliff Drive Company


                                       By: /S/ Joseph R. Scuderi
                                           ---------------------------------
                                           Joseph R. Scuderi
                                           Member of the Executive Committee


                                       TENANT:
                                       PaeTec Communications, Inc.


                                       By: /s/ Arunas A. Chesonis
                                           ------------------------------
                                           Arunas A. Chesonis
                                           President and CEO

STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF ONONDAGA )

On the 11th day of October in the year 1999, before me, the undersigned, a Notary Public in and for said State, personally appeared Joseph R. Scuderi, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that by his signature(s) on the instrument, the individuals, or the person upon behalf of which the individual acted, executed the instrument.

                                   /s/ Kelly Lynn Crabtree
                                   ------------------------------
                                   Notary Public
                                   KELLY LYNN CRABTREE
                                   Notary Public, State of New York
                                   Qualified in Onondaga Co.
                                        No. 01CA4861404
                                   My Commission Expires June 9, 2000


STATE OF NEW YORK  )
                   ) SS.:
COUNTY OF MONROE   )

On the 5th day of October in the year 1999, before me, the undersigned, a Notary Public in and for said State, personally appeared Arunas A. Chesonis, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                          /s/ Marcia A. Benwitz
                                          -------------------------------
                                          NOTARY PUBLIC
                                          MARCIA A. BENWITZ
                                          Notary Public, State of New York
                                                  Monroe County
                                          My Commissioin Expires Sept. 30, 1998


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